FOR IMMEDIATE RELEASE - EXHIBIT 99.1

May 8, 2014

For more information contact:

Scott Estes (419) 247-2800

Jay Morgan (419) 247-2800

Health Care REIT, Inc. Reports 10% Increase in First Quarter Normalized FFO to a Record $1.00 Per Diluted Share

Completes $542 Million of First Quarter Investments

Grows First Quarter Same Store NOI 4.4%, Led by 8.1% Growth in Seniors Housing Operating Portfolio

Increases 2014 FFO and FAD Guidance

Toledo, Ohio, May 8, 2014…..Health Care REIT, Inc. (NYSE:HCN) today announced operating results for the company’s first quarter ended March 31, 2014.

“Our platform is firing on all cylinders, delivering consistent, predictable internal and external growth,” commented Thomas J. DeRosa, Chief Executive Officer of Health Care REIT, Inc.  “We invested over $500 million in high-quality assets and generated 4.4% same-store NOI growth across our total portfolio, including exceptional 8.1% growth in the seniors housing operating portfolio.  These factors drove double-digit percentage growth in FFO and FAD per share for the quarter and an increase in our earnings guidance for the year.  It is a tremendous opportunity to lead this organization and work with HCN’s outstanding management team to continue delivering outstanding results and total shareholder returns.”

Earnings Results  The company earned record-high quarterly normalized FFO and FAD per share of $1.00 and $0.90, respectively, representing 10% and 11% increases from the first quarter of 2013.  These earnings results are primarily attributable to $3.6 billion of investments over the last twelve months and strong operating results.

Dividends for First Quarter 2014  As previously announced, the Board of Directors declared a cash dividend for the quarter ended March 31, 2014 of $0.795 per share, as compared to $0.765 per share for the same period in 2013, representing a 4% increase.  On May 20, 2014, the company will pay its 172nd consecutive quarterly cash dividend.  The declaration and payment of quarterly dividends remains subject to review by and approval of the Board of Directors.

First Quarter Investment Activity   The company completed $542 million of gross investments for the quarter including a $386 million investment in a joint venture, $57 million in acquisitions, $64 million in development funding, $29 million in loan advances and $6 million in capital improvements.

The company invested $386 million to acquire a 47% joint venture interest in a premier-quality, west coast seniors housing portfolio managed by Senior Resource Group (“SRG”). SRG is one of the industry's leading operators of high-end seniors housing properties. The 10-property portfolio is concentrated in Southern California and includes properties in Portland, Phoenix, and Tucson. The majority of the units are independent living.  Many of the properties also offer assisted living and/or memory care services. The investment demonstrates HCN’s ability to form new strategic relationships that are complementary to its existing partnerships, which are the broadest and deepest in the sector. The joint venture partners are the SRG management team and the Public Sector Pension Investment Board (“PSP”), one of Canada's largest pension investment managers. SRG management and PSP are rolling over their existing ownership position, while HCN acquired its interest from a third party. HCN expects the investment to produce an initial yield of 6% and 4-5% NOI growth over the long-term. The three parties have also agreed to pursue future to-be-identified, west coast acquisition opportunities together, leveraging SRG’s proven operating platform.

The $57 million of acquisitions have a blended yield of 7.7%.  The acquisitions were all with existing partners and are consistent with HCN’s strategic focus on high-quality properties.  They include a post-acute property operated by Genesis, a seniors housing property managed by Sunrise Senior Living and a seniors housing property operated by Cascade Living Group.  The $64 million in development funding is expected to yield 8.2% upon completion and includes seniors housing, post-acute and medical office properties.  The $29 million of loans were made at a blended rate of 7.2%.  In addition to the new investment activity during the quarter, the company placed into service three development properties and three property expansions totaling $60 million with a blended yield of 8.3%.

1Q14 Earnings Release                                                                                                                                                                         May 8, 2014

Sunrise Senior Living Management Company Recapitalization  Subsequent to the end of the first quarter, the company closed on the previously announced recapitalization of the Sunrise Senior Living management company.  Health Care REIT now owns a 24% interest in Sunrise and Revera owns the remainder.

Outlook for 2014  The company is increasing its 2014 guidance and now expects to generate normalized FFO guidance in a range of $4.03 to $4.13 per diluted share from the previous range of $3.93 to $4.03 per diluted share, now representing a 6%-8% increase from 2013. The company is also increasing its normalized FAD guidance to a range of $3.55 to $3.65 per diluted share from the previous range of $3.53 to $3.63 per diluted share, now representing a 6%-9% increase from 2013. HCN’s strong first quarter operating results and investment activity were the primary drivers of a $0.02 increase in our normalized FFO and FAD per share guidance.  2014 normalized FFO guidance was also increased by another $0.08 per diluted share to reflect additional straight-line rent as a result of a modification of the company’s lease with Genesis to replace the CPI-based component of the annual increaser with a fixed annual increaser effective April 1, 2014. Net income attributable to common stockholders guidance has been decreased to a range of $1.04 to $1.14 per diluted share from the previous range of $1.09 to $1.19 per diluted share due to increased depreciation and amortization resulting from first quarter investment activity offset by the items noted above.

The company’s guidance does not include any additional 2014 investments beyond what it has announced, nor any transaction costs, capital transactions, impairments, unanticipated additions to the loan loss reserve, CEO transition costs or other additional one-time items, including any additional cash payments other than normal monthly rental payments.  Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to normalized FFO and FAD.  The company will provide additional detail regarding its 2014 outlook and assumptions on the first quarter 2014 conference call.

Conference Call Information  The company has scheduled a conference call on Thursday, May 8, 2014 at 10:00 a.m. Eastern Time to discuss its first quarter 2014 results, industry trends, portfolio performance and outlook for 2014. Telephone access will be available by dialing 888-346-2469 or 706-758-4923 (international).  For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through May 22, 2014. To access the rebroadcast, dial 855-859-2056 or 404-537-3406 (international).  The conference ID number is 31650666. To participate in the webcast, log on to www.hcreit.com 15 minutes before the call to download the necessary software.  Replays will be available for 90 days.

Supplemental Reporting Measures  The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests.   Normalized FFO represents FFO adjusted for certain items detailed in Exhibit 1.  FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions.  Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for certain items detailed in Exhibit 1.  The company believes that normalized FFO and normalized FAD are useful supplemental measures of operating performance because investors and equity analysts may use these measures to compare the operating performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items.  The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors and equity analysts in the valuation, comparison and investment recommendations of companies.  The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions.  Additionally, they are utilized by the Board of Directors to evaluate management.  The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity.  Finally, the supplemental reporting measures, as defined by the company, may not be comparable to

1Q14 Earnings Release                                                                                                                                                                         May 8, 2014

similarly entitled items reported by other real estate investment trusts or other companies.  Please see the exhibits for reconciliations of supplemental reporting measures and the supplemental information package for the quarter ended March 31, 2014, which is available on the company’s website (www.hcreit.com), for information and reconciliations of additional supplemental reporting measures.

About Health Care REIT, Inc.  Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of seniors housing and health care real estate.  The company also provides an extensive array of property management and development services.  As of March 31, 2014, the company’s broadly diversified portfolio consisted of 1,212 properties in 46 states, the United Kingdom, and Canada.  More information is available on the company’s website at www.hcreit.com.

Forward-Looking Statements and Risk Factors  This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to the company’s opportunities to acquire, develop or sell properties; the company’s ability to close its anticipated acquisitions, investments or dispositions on currently anticipated terms, or within currently anticipated timeframes; the expected performance of the company’s operators/tenants and properties; the company’s expected occupancy rates; the company’s ability to declare and to make distributions to shareholders; the company’s investment and financing opportunities and plans; the company’s continued qualification as a real estate investment trust (“REIT”); the company’s ability to access capital markets or other sources of funds; and the company’s ability to meet its earnings guidance. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the company’s actual results to differ materially from the company’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care, seniors housing and life science industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters and other acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; the movement of U.S. and foreign currency exchange rates; the company’s ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in the company’s reports filed from time to time with the Securities and Exchange Commission. Finally, the company assumes no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

1Q14 Earnings Release                                                                                                                                                                         May 8, 2014

HEALTH CARE REIT, INC.

Financial Exhibits

Consolidated Balance Sheets (unaudited)
(in thousands)
	March 31,
	2014	2013
Assets
Real estate investments:
Land and land improvements	$1,883,866	$1,592,792
Buildings and improvements	20,769,414	17,814,940
Acquired lease intangibles	1,066,626	811,495
Real property held for sale, net of accumulated depreciation	18,502	36,096
Construction in progress	144,516	86,820
	23,882,924	20,342,143
Less accumulated depreciation and intangible amortization	(2,617,026)	(1,739,767)
Net real property owned	21,265,898	18,602,376
Real estate loans receivable(1)	351,401	276,876
Net real estate investments	21,617,299	18,879,252
Other assets:
Investments in unconsolidated entities	668,171	781,792
Goodwill	68,321	68,321
Deferred loan expenses	68,842	73,735
Cash and cash equivalents	185,928	269,842
Restricted cash	67,797	225,360
Receivables and other assets(2)	534,684	490,670
	1,593,743	1,909,720
Total assets	$23,211,042	$20,788,972

Liabilities and equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$562,000	$710,000
Senior unsecured notes	7,377,789	6,610,873
Secured debt	2,917,314	2,452,495
Capital lease obligations	84,371	80,560
Accrued expenses and other liabilities	612,671	518,170
Total liabilities	11,554,145	10,372,098
Redeemable noncontrolling interests	34,171	33,727
Equity:
Preferred stock	1,006,250	1,022,917
Common stock	291,091	261,249
Capital in excess of par value	12,494,410	10,599,290
Treasury stock	(26,454)	(21,238)
Cumulative net income	2,396,244	2,256,479
Cumulative dividends	(4,848,008)	(3,910,727)
Accumulated other comprehensive income	(25,419)	(33,091)
Other equity	6,241	5,893
Total Health Care REIT, Inc. stockholders’ equity	11,294,355	10,180,772
Noncontrolling interests	328,371	202,375
Total equity	11,622,726	10,383,147
Total liabilities and equity	$23,211,042	$20,788,972

(1) Includes non-accrual loan balances of $0 and $4,330,000 at March 31, 2014 and 2013, respectively.
(2) Includes net straight-line receivable balances of $215,759,000 and $161,664,000 at March 31, 2014 and 2013, respectively.

1Q14 Earnings Release                                                                                                                                                                         May 8, 2014

Consolidated Statements of Income (unaudited)
(in thousands, except per share data)
		Three Months Ended
		March 31,
		2014	2013
	Revenues:
	Rental income	$336,455	$292,643
	Resident fees and service	456,265	327,324
	Interest income	8,594	9,057
	Other income	493	700
	Gross revenues	801,807	629,724

	Expenses:
	Interest expense	120,833	108,838
	Property operating expenses	341,431	252,823
	Depreciation and amortization	233,318	184,688
	General and administrative expenses	32,865	27,179
	Transaction costs	952	65,980
	Loss (gain) on derivatives, net	0	2,309
	Loss (gain) on extinguishment of debt, net	(148)	(308)
	Total expenses	729,251	641,509

	Income (loss) from continuing operations before income taxes
and income from unconsolidated entities		72,556	(11,785)
	Income tax (expense) benefit	(2,260)	(2,763)
	Income (loss) from unconsolidated entities	(5,556)	2,262
	Income (loss) from continuing operations	64,740	(12,286)

	Discontinued operations:
	Gain (loss) on sales of properties, net	0	82,492
	Income (loss) from discontinued operations, net	460	1,593
		460	84,085
	Net income (loss)	65,200	71,799
Less:	Preferred dividends	16,353	16,602
	Net income (loss) attributable to noncontrolling interests	(1,175)	139
	Net income (loss) attributable to common stockholders	$50,022	$55,058

	Average number of common shares outstanding:
	Basic	289,606	260,036
	Diluted	290,917	260,036

	Net income (loss) attributable to common stockholders per share:
	Basic	$0.17	0.21
	Diluted	$0.17	0.21

	Common dividends per share	$0.795	0.765

1Q14 Earnings Release                                                                                                                                                                         May 8, 2014

Normalizing Items		Exhibit 1
(in thousands, except per share data)	Three Months Ended
	March 31,
	2014	2013
Transaction costs	$952(1)	$65,980
Loss (gain) on derivatives, net	0	2,309
Loss (gain) on extinguishment of debt, net	(148)(2)	(308)
Less: Normalizing items attributable to noncontrolling interests and unconsolidated entities, net	105	0
Total	$909	$67,981

Average diluted common shares outstanding	290,917	262,525
Net amount per diluted share	$-	$0.26

Notes:	(1) Primarily costs incurred with seniors housing transactions.
	(2) Primarily related to secured debt extinguishments.

Funds Available for Distribution Reconciliation		Exhibit 2
(in thousands, except per share data)	Three Months Ended
	March 31,
	2014	2013
Net income (loss) attributable to common stockholders	$50,022	$55,058
Depreciation and amortization(1)	233,318	187,122
Losses/impairments (gains) on properties, net	0	(82,492)
Noncontrolling interests(2)	(9,522)	(5,080)
Unconsolidated entities(3)	14,399	13,921
Gross straight-line rental income	(16,589)	(14,646)
Prepaid/straight-line rent receipts	461	4,257
Amortization related to above (below) market leases, net	85	155
Non-cash interest expense	330	3,494
Cap-ex, tenant improvements, lease commissions	(12,392)	(11,885)
Funds available for distribution	260,112	149,904
Normalizing items, net(4)	909	67,981
Prepaid/straight-line rent receipts	(461)	(4,257)
Funds available for distribution - normalized	$260,560	$213,628

Average diluted common shares outstanding	290,917	262,525

Per share data:
Net income (loss) attributable to common stockholders	$0.17	$0.21
Funds available for distribution	$0.89	$0.57
Funds available for distribution - normalized	$0.90	$0.81

Normalized FAD Payout Ratio:
Dividends per common share	$0.795	$0.765
FAD per diluted share - normalized	$0.90	$0.81
Normalized FAD payout ratio	88%	94%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2) Represents noncontrolling interests' share of net FAD adjustments.
	(3) Represents HCN's share of net FAD adjustments from unconsolidated entities.
	(4) See Exhibit 1.

1Q14 Earnings Release                                                                                                                                                                         May 8, 2014

Funds From Operations Reconciliation		Exhibit 3
(in thousands, except per share data)	Three Months Ended
	March 31,
	2014	2013
Net income (loss) attributable to common stockholders	$50,022	$55,058
Depreciation and amortization(1)	233,318	187,122
Losses/impairments (gains) on properties, net	0	(82,492)
Noncontrolling interests(2)	(10,520)	(5,793)
Unconsolidated entities(3)	15,983	16,983
Funds from operations	288,803	170,878
Normalizing items, net(4)	909	67,981
Funds from operations - normalized	$289,712	$238,859

Average diluted common shares outstanding	290,917	262,525

Per share data:
Net income (loss) attributable to common stockholders	$0.17	$0.21
Funds from operations	$0.99	$0.65
Funds from operations - normalized	$1.00	$0.91

Normalized FFO Payout Ratio:
Dividends per common share	$0.795	$0.765
FFO per diluted share - normalized	$1.00	$0.91
Normalized FFO payout ratio	80%	84%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
	(2) Represents noncontrolling interests' share of net FFO adjustments.
	(3) Represents HCN's share of net FFO adjustments from unconsolidated entities.
	(4) See Exhibit 1.

Outlook Reconciliations: Year Ended December 31, 2014			Exhibit 4
(in thousands, except per share data)
	Prior Outlook		Current Outlook
	Low	High	Low	High
FFO Reconciliation:
Net income attributable to common stockholders	$1.09	$1.19	$1.04	$1.14
Depreciation and amortization(1)	2.84	2.84	2.99	2.99
Funds from operations	3.93	4.03	4.03	4.13
Normalizing items, net(2)	-	-	-	-
Funds from operations - normalized	$3.93	$4.03	$4.03	$4.13

FAD Reconciliation:
Net income attributable to common stockholders	$1.09	$1.19	$1.04	$1.14
Depreciation and amortization(1)	2.84	2.84	2.99	2.99
Net straight-line rent and above/below amortization(1)	(0.18)	(0.18)	(0.26)	(0.26)
Cap-ex, tenant improvements, lease commissions(1)	(0.22)	(0.22)	(0.22)	(0.22)
Funds available for distribution	3.53	3.63	3.55	3.65
Normalizing items, net(2)	-	-	-	-
Funds available for distribution - normalized	$3.53	$3.63	$3.55	$3.65

Notes:	(1) Amounts presented net of noncontrolling interests' share and HCN's share of unconsolidated entities.
	(2) See Exhibit 1. Excludes CEO transition costs.